Exhibit 5
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                                           February 24, 1997

        Trex Medical Corporation
        36 Apple Ridge Road
        Danbury, CT  06810

        Re: Registration Statement on Form S-8 Relating to 2,875,000 Shares of the Common Stock, $.01 par value, of Trex Medical Corporation


        Dear Sirs:

             I am General Counsel to Trex Medical Corporation, a Delaware corporation (the "Company"), and have acted as counsel in connection with the registration under the Securities Act of 1933, as amended, on Form S-8 (the "Registration Statement"), of 2,875,000 shares of the Company's Common Stock, $.01 par value per share (the "Shares") subject to the following employee benefit plans (each, a "Plan"): Thermo Electron Corporation MoneyMatch Plus Plan, Thermo Electron Corporation-Trex Medical Corporation Nonqualified Stock Option Plan, ThermoTrex Corporation-Trex Medical Corporation Nonqualified Stock Option Plan, Trex Medical Corporation Equity Incentive Plan, Trex Medical Corporation Directors Stock Option Plan and Trex Medical Corporation Deferred Compensation Plan.

             I or a member of my legal staff have reviewed the corporate proceedings taken by the Company with respect to the authorization of the issuance of the Shares. I or a member of my legal staff have also examined and relied upon originals or copies, certified or otherwise authenticated to my satisfaction, of all corporate records, documents, agreements or other instruments of the Company and have made all investigations of law and have discussed with the Company's representatives all questions of fact that I have deemed necessary or appropriate.

             Based upon and subject to the foregoing, I am of the opinion that:

             1. The Company is a corporation duly organized, validly existing and in corporate good standing under the laws of the State of Delaware.

             2. The issuance and sale of the Shares as contemplated in the Registration Statement have been duly authorized by the Company.
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                                                                Exhibit 5
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             3.   The Shares, when issued and sold in accordance with the
        provisions of the applicable Plan, will be validly issued, fully paid and nonassessable.

             I hereby consent to the filing of this opinion as Exhibit 5 to the Registration Statement.

                                           Very truly yours,

                                           /s/ Seth H. Hoogasian

                                           Seth H. Hoogasian
                                           General Counsel